UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14, 2008

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York

0-20214

11-2250488

(State of incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

650 Liberty Avenue

Union, New Jersey 07083

(Address of principal executive offices)    (Zip code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 14, 2008, Bed Bath & Beyond Inc. (the “Company”) issued a press release announcing the formation of a joint venture with Home & More, S.A. de C.V., a privately-held home products retailer operating in Mexico. As a result of a $4 million investment, the Company becomes a 50% equity holder in a newly formed entity currently operating two stores in Mexico City under the name “Home & More,” which offer a broad assortment of products for the home including, domestics merchandise, home furnishings and giftware. The Company believes that the Mexican joint venture will not have a material effect on its overall results or financial condition for fiscal 2008.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

	99.1	Press Release issued by Bed Bath & Beyond Inc. on May 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: May 15, 2008	By:	/s/ Eugene A. Castagna
Eugene A. Castagna
Chief Financial Officer and
Treasurer
(Principal Financial and
Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Bed Bath & Beyond Inc. on May 14, 2008.